STEEPLECHASE PARTNERS LIMITED PARTNERSHIP
                         Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                                  Suite A200
                          Bannockburn, Illinois 60015

                               December 20, 1996


Infinity Acquisitions, L.L.C.
142 East Ontario Street
Suite 1800
Chicago, Illinois  60611

     Re: Agreement of Sale for Steeplechase Apartments, Lexington, Kentucky, as amendend by the Reinstatement of, and First Amendment to, Agreement of Sale (together, the "Agreement")

Gentlemen:

     Notwithstanding anything contained in Section 25 of the Agreement to the contrary, if the Lender Consent has not been obtained on or before five (5) business days prior to the Closing Date (the "Consent Deadline"), either Purchaser or Seller may elect to extend the period for obtaining the Lender Consent until thirty days after the Consent Deadline (the "Extended Date") by delivering to the other party written notice thereof (the "Extension Notice") on or before the Consent Deadline.

     If either Purchaser or Seller delivers the Extension Notice in accordance with the immediately preceding paragraph, then the Closing Date shall be extended until the Extended Date, and Seller and Purchaser shall continue to diligently pursue obtaining the Lender Consent in accordance with the terms of the Agreement. If either Purchaser or Seller delivers the Extension Notice in accordance with this letter, but Seller and Purchaser have still not obtained the Lender Consent on or before the Extended Date, then the Agreement shall not terminate, but shall be governed by the third paragraph of Paragraph 25.

     Purchaser hereby agrees to pay all application fees, assumption fees, and the expenses and costs of the Lender in connection with the Lender Consent and Purchaser's assumption of Seller's obligations under the Loan Documents.
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     Please acknowledge your agreement to the foregoing by executing a copy of this letter in the space provided below.


                                   Very truly yours,

                                   STEEPLECHASE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

                                   By:  Steeplechase Partners, Inc.,
                                        an Illinois corporation, its general
                                        partner

                                        By:    /s/ Mark Saturno
                                             ---------------------------------
                                        Name:      Mark Saturno
                                             ---------------------------------
                                        Its:       Authorized Rep
                                             ---------------------------------



ACCEPTED AND AGREED TO THIS
     DAY OF DECEMBER, 1996

INFINITY ACQUISITIONS, L.L.C., an
Illinois limited liability company

By:    /s/ Raymond H. Stender
      ------------------------------
Name:      Raymond H. Stender
      ------------------------------
Its:       Manager
      ------------------------------
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